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                                                                    Exhibit 99.7

         INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES (accompanying letter from brokers or other nominees to beneficial owners)

   The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of newly-issued shares of Common Stock (the "Shares") of Dynatech Corporation ("Dynatech").

   This will instruct you whether to exercise Rights to purchase the Shares distributed with respect to Dynatech's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Dynatech Corporation Subscription Warrants".

Box 1. [_]  Please do not exercise Rights for Shares.

Box 2. [_]  Please exercise Rights for Shares as set forth below:

                             Number of Shares to
                             be Subscribed For             Price        Payment
Basic Subscription Right*                        X      $ 4.00 =        $
Oversubscription Right                           X      $ 4.00 =        $

Total Payment Required = $      (Sum of Lines 1 and 2; must equal total of
amounts in boxes 3 and 4 below)

* you may purchase one Share for each whole Right you hold.

Box 3. [_]  Payment in the following amount is enclosed: $

Box 4. [_] Please deduct payment from the following account maintained by you as follows:

Type of Account:         ------------------------------------------------------

Account No.:             ------------------------------------------------------
Amount to be
deducted:                $ ____________________________________________________

Date:                    ------------------------------------------------------

Signature(s)             ------------------------------------------------------

                         Please type or print name(s) below
                         ------------------------------------------------------
                         ------------------------------------------------------